UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2012

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2012, the Compensation Committee of the Board (the "Committee") of Exide Technologies (the "Company") approved compensation adjustments for Phillip A. Damaska, the Company's Executive Vice President and Chief Financial Officer and Michael Ostermann, President—Exide Europe. Effective April 1, 2012, Mr. Damaska's base salary will increase from $410,000 to $435,000 and the Annual Incentive Plan ("AIP") targets for Messrs. Damaska and Ostermann will be raised from 50% to 60% of annual base salary.

Performance Unit Awards

On March 27, 2012, the Committee approved Performance Unit Awards for Mr. Damaska, Mr. Ostermann and Ms. Hatcher and the Board approved Performance Units Awards for Mr. Bolch, all under the Exide Technologies 2009 Stock Incentive Plan (the "Plan").

The Performance Unit Awards are payable to each of the named executive officers based on the achievement of performance goals relating to two measures for the period beginning on April 1, 2012 and ending on March 31, 2015 (the "Performance Period"): (i) operating income, defined as net sales less the sum of cost of sales, selling and administrative expenses and restructuring and impairment charges, and excluding the impact of currency exchange ("Operating Income") and (ii) total shareholder return relative to the component companies of the Russell 2000® ("Relative TSR").

Fifty percent of the Performance Unit Awards are based upon the achievement of a Relative TSR for the Performance Period. Upon reaching the twenty-fifth percentile of Relative TSR, each named executive officer will receive 25% of their target Performance Unit Award under this metric; 100% of such target upon achieving the fiftieth percentile and 150% of such target upon achieving the seventy-fifth percentile. No additional units can be earned for performance above the seventy-fifth percentile. However, no Performance Units will be earned unless a threshold level of Operating Income is reached for the Performance Period.

The remaining 50% of the Performance Unit Awards are payable to each of the named executive officers based on the achievement of the Company's three-year cumulative Operating Income for the Performance Period. Upon reaching 80% of target cumulative Operating Income established with respect to such named executive officer, the named executive officer will be entitled to receive 50% of their target Performance Unit Award under this metric; 100% upon achieving target Operating Income; and 150% of target award upon achieving 120% of target Operating Income. No additional units can be earned for performance above 120% of target Operating Income established with respect to such named executive officer.

Maximum Number of performance units awarded to each named executive officer:

James R. Bolch: 2,700,000
Phillip A. Damaska: 595,500
Barbara Hatcher: 463,500
Michael Ostermann: 528,000

Each performance unit represents a contingent right to receive $1.00. The foregoing description of the terms and conditions of the Performance Unit Award Agreement is qualified in its entirety by reference to the complete terms and conditions of the Form of Performance Unit Award Agreement, attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Performance Unit Award Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

March 30, 2012	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Performance Unit Award Agreement